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                                                                 Exhibit 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-00000) pertaining to the 1997 Directors' Stock Option Plan of our report dated June 20, 1997, with respect to the consolidated financial statements and schedule of SigmaTron International, Inc. included in its Annual Report (Form 10-K) for the year ended April 30, 1997, filed with the Securities and Exchange Commission.


Chicago, Illinois                                Ernst & Young LLP
June 15, 1998




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